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                                                                    Exhibit 10.3

               [AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION LOGO]

           STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET

               (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.   Basic Provisions ("Basic Provisions").

     1.1 Parties: This Lease ("Lease"), dated for reference purposes only, May 27, 1998, is made by and between Lowe Enterprises Commercial Group, a California corporation ("Lessor") and Metagenics Incorporated, a California corporation ("Lessee"), (collectively, the "Parties," or individually a "Party")

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as the Metagenics building located in the County of Orange, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) approximately 9.00 acres (gross) or 6.45 acres (net) of land (the "Land") and the building (the "Building") consisting of approximately 88,000 sq. feet including approximately 40,000 sq. feet of office, together with exclusive parking, and which Land, Building and parking are approximately depicted on the Site Plan attached hereto as Exhibit A ("Site Plan") which Site Plan is hereby incorporated herein by this reference ("Premises"). (See also Paragraph 2)

     1.3 Term: Ten (10) years and ___ months ("Original Term") commencing upon Substantial Completion of the Tenant Improvement Work the Commencement Date as defined in the Work Letter attached hereto as Exhibit B (the "Work Letter"), which Work Letter is hereby incorporated herein by this reference. ("Commencement Date") and ending on the last day of the calendar month which is ten (10) years after the Commencement Date occurs, subject to extension pursuant to Paragraph 39 ("Expiration Date"). (See also Paragraph 3)

     1.4 Early Possession: See Article IX of Work Letter ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

     1.5 Base Rent: $(a) Monthly Base Rent. Commencing upon the Commencement Date, Lessee, for and in respect of the Premises, shall pay Lessor base annual rent ("Base Rent") equal to eleven percent (11%) of the Cost of Construction (as defined in the Work Letter). No Base Rent shall be due or payable prior to the Commencement Date. Lessee shall pay Base Rent in equal monthly installments in advance on the Commencement Date and thereafter on the first day of each and every calendar month during the Term. If the Commencement Date or the date which is the expiration (earlier termination) of the Term occurs on a day other than the first or last day, respectively, of a calendar month, the Base Rent for the month in question shall be prorated on a per diem basis. "(b) Rental Increase. The Base Rent shall be increased by three and one-half percent (3-1/2%) on ??? of the first day of the first calendar month following the Commencement Date" (See also Paragraph 4)

[X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 Base Rent Paid Upon Execution: Within three (3) days after the commencement of construction of the Improvements, Lessee shall pay to Lessor the sum of Seventy-Four Thousand Six Hundred Dollars ($74,600.00) ("Estimated Base Rent") which is the parties' present estimate of the Base Rent per month. Upon the determination of the actual Base Rent pursuant to Paragraph 1.5 above, either (a) Lessee shall pay to Lessor the amount by which the actual Base Rent exceeds the Estimated Base Rent for the first (1st) month of the Term within fifteen (15) days of Lessor's notice, or (b) Lessor shall credit against the next month's Base Rent due the amount by which the Estimated Base Rent exceeds the actual Base Rent. The parties agree to execute a written agreement acknowledging the actual Base Rent within ten (10) after such determination.

     1.7 Security Deposit: $Concurrently with the execution of this Lease, Lessee shall deposit with Lessor the Security Deposit in an amount equal to one
(1) month of Estimated Base Rent. Upon the determination of the actual Base Rent pursuant to Paragraph 1.5 above, the Security Deposit shall be adjusted upward or downward depending upon the actual Base Rent. In the event the actual Base Rent is greater than the Estimated Base Rent, Lessee shall deposit the additional funds with Lessor within ten (10) business days after the determination of the actual Base Rent. In the event that the Estimated Base Rent is more than the actual Base Rent, Lessor shall either reimburse Lessee for the excess funds deposited by Lessor or credit such excess amount against the base Rent next due ("Security Deposit"). (See also Paragraph 5)


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(c) 1997 American Industrial Real Estate Association




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     1.8   Agreed use: Office, warehousing, and distribution and all allied legal uses (excluding storage or distribution of Hazardous Substances) (See also Paragraph 6)

     1.9 Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein (See also Paragraph 8)

     1.10  Real Estate Brokers: (See also Paragraph 15)
           (a) Representation: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes)

/ / None                                     represents Lessor exclusively
    ----------------------------------------
    ("Lessor's Broker");

/ / None                                     represents Lessee exclusively
    ----------------------------------------
    ("Lessee's Broker"); or

/ / None                                     represents both Lessor and Lessee
    ----------------------------------------
    ("Dual Agency")

     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by
              ----------------------------------------------------------------

---------------------------------------------------------("Guarantor"). (See
also Paragraph 37)

     1.12 Addenda and Exhibits. Attached hereto are Exhibits "A", "B" and "C", all of which constitute a part of this Lease.

2.   Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

     2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date, and, within warrants to Lessee (that the existing electrical, plumbing, fire sprinkler system, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date and that the structural elements of the roof, bearing walls and foundation of the Building shall be free of material defects. If a non-compliance with said warranty exists as of the Start Commencement Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense, and not as a "Cost of Construction" (as defined in the Work Letter). If, after the Commencement Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) four years for any defects that are apparent by reasonable inspection of the Premises, or (ii) within ten years for any defects not so apparent (collectively, the "Warranty Period"); correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3 Compliance. Lessor warrants to Lessee that the improvements on the Premises comply in all material respects with (a) all applicable laws, covenants or restrictions of record, applicable building codes, regulations and ordinances including, without limitation, the provisions of title 3 of the Americans With Disabilities Act ("ADA") ("Applicable Requirements") in effect on the Start Commencement Date, and (b) the Base Building Plans and Tenant Improvement Plans approved by Lessor and Lessee pursuant to the Work Letter. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense, and not as a "Cost of Construction" (as defined in the Work Letter). If Lessee does not give Lessor written notice of a non-compliance with this warranty within the Warranty Period; correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Commencement Date) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

          (a) Subject to Paragraph 2.3(e) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the responsibility obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

     2.4 Acknowledgements. Lessee hereby acknowledges that: (a) it has been advised by Lessor to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their present and future suitability of the Premises for Lessee's intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes, subject to Lessor's obligation to construct the improvements pursuant to Paragraph 2.5 below and the Work Letter and Lessor's warranties in Paragraphs 2.2 and 2.3 above and the Work Letter, all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, nor Lessor's agents has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

     2.5

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Improvements. The terms and provisions concerning the construction of the
Building, the Tenant improvements, the landscaping and parking improvements and all other improvements and work required to prepare the Premises for Lessee's initial occupancy of the Premises (collectively, the "Improvements") are set forth in the Work Letter.

3.   Term.

     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. The parties agree to execute a written agreement acknowledging the Commencement Date.

     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including, but not limited to, the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date.

     3.3 Delay in Possession. If Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises, and Lessee shall have the rights set forth in Section 8 of the Work Letter.

4.   Rent.

     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

     4.2 Payment. Lessee shall cause payment of Rent as the same may be adjusted from time to time to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due under the terms of this Lease Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

     4.3 Additional Rent. Lessee shall pay to Lessor on the tenth business day of each calendar month of the Term, as additional Rent, (a) insurance premiums paid by Lessor in the previous month for insurance coverage that may be obtained by Lessor pursuant to Paragraph 8.1 hereof, (b) Real Property Taxes paid by Lessor in the previous month pursuant to Paragraph 10.2 hereof, (c) of Lessor's operating expenses pursuant to Paragraph 7.2 hereof with respect to the Premises for the previous month, (d) Lessee's amortized share of replacements pursuant to Paragraph 7.1(c); and (e) Lessor's management fee associated with each of the foregoing items which fee shall be equal to five percent (5%) of the aggregate of such items. The amount to be paid by Lessee shall be set forth in a statement prepared by Lessor and delivered to Lessee no later than the first business day of the month.

5. Base Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Base Rent, or other rent or charges due hereunder, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage (including attorney's fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Lessee waives Civil Code section 1950.7.

6.   Use.

     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and is otherwise permissible pursuant to this Paragraph G. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

     6.2  Hazardous Substances.

          (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Notwithstanding the foregoing, in no event shall Lessor condition its consent upon the deposit of an additional Security Deposit which is more than two (2) times the existing Security Deposit. Lessor hereby consents to


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                                    REVISED

1997 - American Industrial Real Estate Association
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the use by Lessee of ordinary cleaning supplies in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Lessee in the routine janitorial service of the Building and the use by Lessee of propane stored in a tank for the operation of Lessee's forklifts.

          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, members, officers, directors, shareholders, partners, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents or profits and/or damages, excluding Lessor's loss of profits, or consequential damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or with Lessee's permission, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, members, officers, directors, shareholders, partners, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, excluding Lessee's loss of profits, or consequential damages, which existed as a result of Hazardous Substances on the Premises prior to the Commencement Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Start-Date, provided that all costs incurred for such investigations and remediation shall be included in the "Cost of Construction" (as defined in the Work Letter), unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

          (g) Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     6.3 Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date Start-Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

     6.4 Inspection; Compliance. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

     6.5  Lessor Representations and Warranties.

          (a) Land Use Restrictions. The construction of the Premises as contemplated in this Lease is consistent with all applicable zoning and other land use laws and with all applicable public and private covenants, conditions and restrictions and Lessor has obtained all permits, licenses and other authorizations necessary for such construction.

          (b) Pending and Threatened Proceedings. Except as otherwise disclosed to Lessee in writing prior to the execution of this Lease, Lessor has not received written notice of any lawsuits, condemnation proceedings, or zoning changes which could have a material adverse impact on the construction of the Premises as contemplated in this Lease.

          (c) Hazardous Substances. Except as set forth in the [Reference Environmental Reports], to the best of Lessor's actual knowledge without further inquiry, the Premises do not presently contain and are free from all Hazardous Substances. Except for any ordinary and customary materials reasonably required for construction of the improvements (i) Lessor has not used the Premises for storage, manufacture or sale of Hazardous Substances,
(ii) Lessor has not transported, or caused to be transported, any Hazardous Substances on, to or from the Premises, (iii) Lessor has not received any written notification from any federal, state, county or city agency or authority relating to Hazardous Substances, in or near the Premises.

7.   Maintenance; Repairs, Utility Installations; Trade Fixtures and
     Alterations.

     7.1 Lessee's Obligations.

          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction); and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (regardless of cost and whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior fences, walls, roll-up doors and loading dock equipment, at appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity.

          (b) Service Contracts. Lessee shall, at Lessee's solo expense, procure and maintain contracts, with copies to Lessor, in customary form and

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
substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor ("Tenant Items").

          (c) Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Tenant Items described in Paragraph 7.1(b) or Landlord Items described in Paragraph 7.2 (collectively, the "Basic Elements") cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic-Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be paid by Lessee, provided, however, Lessee shall only be obligated to pay, each month during the remainder of the Original Term of this Lease or any Option Term, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is determined by reference to the vendor's or manufacturer's suggested useful life for such Basic Elements or, where such reference does not exist, pursuant to Federal income tax regulations or guidelines for depreciation thereof but in any event no more than 120 months (including interest on the unamortized balance at the annual rate of eleven percent (11%), with Lessee reserving the right to prepay its obligation at any time.

     7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction), and 14 (Condemnation) and except as expressly provided in this paragraph 7.2 and paragraph 7.1(c), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee, Lessor shall keep the following elements at the Premises in good order, condition and repair (i) roof covering and drains, (ii) certain wall and exterior window systems, (iii) HVAC equipment (excluding hot/cold calls), (iv) exterior lighting (including lighting for parking) (v) exterior landscaping and irrigation systems, (vi) driveways and parking lot (asphalt only) (vii) exterior paint and (viii) building structure ("Landlord Items"), the entire cost of which shall be redistributed to Lessor as "operating expenses" pursuant to Paragraph 1.3 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

     7.3  Utility Installations; Trade Fixtures; Alterations.

          (a) Definitions; Consent Required. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). "Lessee Owned Alterations and/or Utility Installations" shall not mean Alterations or Utility Installations installed as part of the Initial buildout of the Premises. Lessee may from time to time, at its sole expense, upon twenty (20) days prior written notice to Lessor, make Alterations to the Premises which Lessee reasonably determines to be beneficial. Lessee shall obtain Lessor's written consent prior to making any Alteration to the Premises the cost of which exceeds Twenty-Five Thousand Dollars ($25,000.00) or which affects the structure or major operating systems of the Premises or which affects the exterior appearance of the Premises, and Lessor shall be entitled to prohibit Lessee from making any such substantial Alteration, by written notice to Lessee within twenty (20) days following receipt of Lessee's notice, to the extent that such Alteration appears likely to have a material adverse impact upon the structure or major operating systems or appearance of the Premises.

          (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits,
(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications.

          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

     7.4  Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

          (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

          (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and casualty damage arising from perils covered by the Insurance described in Paragraph 8.3 of this Lease excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.   Insurance; Indemnity.

     8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent (a) the annual cost of earthquake insurance exceeds $30,000, and (b) the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $5,000,000 per occurrence (provided, however, if the liability insurance policy maintained by Lessor covers other property besides the Premises, Lessee shall pay the cost fairly allocated to the Premises but in no event in excess of the estimated premium cost for a stand-alone policy of $5,000,000 per occurrence). Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

     8.2  Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity


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
obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3  Property Insurance -- Building, Improvements and Rental Value.

          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood unless elected by Lessor and/or required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence, and Lessee shall be liable to such deductible amount in the event of an Insured Loss.

          (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

     8.4  Lessee's Property/Business Interruption Insurance.

          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee
Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

          (b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be reasonably required by Lessor or Lender (but not in excess of the rating requirements typically required by Lessors of comparable commercial buildings in South Orange County. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certified copies of policies of such insurance or certificates including the "Named Insured" endorsement to the policies, evidencing the addition of Lessor as an additional named insured, evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

     8.7 Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, members, officers, directors, shareholders, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities collectively, "Claims," arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom or for any consequential or punitive damages. Subject to the provisions of Paragraphs 8.6 and 20 of the Lease, Lessor's exemption from liability shall not apply to the extent the injury or damage was caused by the gross negligence or willful misconduct of Lessor, its agents, contractors, employees or invitees.

9.   Damage or Destruction.

     9.1 Definitions. The following definitions shall have the meanings given for the purposes of this Lease only and are not intended to modify or supplement any insurance policy.

          (a) "Premises Partial Damage" shall mean damage or destruction to the Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in eight (8) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total, as reasonably determined by an independent third party qualified contractor.

          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in eight (8) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c) "Insured Loss" shall mean damage or destruction to Improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their


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
condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by a Hazardous Substance as defined in Paragraph 6.2(a), in, on or under the Premises.

     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. Premises Partial Damage due to flood shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee or a Default or breach by Lessee hereunder (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction is an Uninsured Loss and caused by the gross negligence or willful misconduct of Lessee or a Default or breach by Lessee hereunder, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

     9.5 Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and
(b) providing Lessor with any shortage in insurance proceeds needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

     9.6  Abatement of Rent; Lessee's Remedies.

          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received by Lessor from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b) Remedies. If Lessor or Lessee shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, the other party may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty
(30) days hereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 Termination - Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

     10.1 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of assessment, real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

     10.2

          (a) Payment of Taxes. Lessor shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall reimburse Lessor for all Real Property Taxes paid by Lessor pursuant to this
Section 10.2(a) except to the extent of the payment attributable to penalties for late payments. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessor shall fail to pay any required Real Property Taxes, Lessee shall have the right to pay the same, and Lessor shall reimburse Lessee for any penalties assessed thereon.



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     10.3   Joint Assessment. If the Premises are not separately assessed,
Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.  Assignment and Subletting.

     12.1   Lessor's Consent Required.

            (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, such consent not to be unreasonably withheld.

            (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of ???? percent (2550%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

            (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles. Notwithstanding the provisions of Paragraph 12.1(a) or 12.1(b) above to the contrary and subject to the provisions of Paragraph 12.2 below, Lessee may assign or sublet the Premises or any portion thereof, without Lessor's consent to:

            (a) any assignee or sublessee which is an entity controlled by Lessee;

            (b)  any assignee which holds the Lease for security.

Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease except as provided in a writing signed by Lessor. No assignment or subletting pursuant to this paragraph shall constitute Lessor's consent to any use of the Premises other than the Permitted Use set forth in paragraph 1.8 of this Lease. Lessor or Lessee hereby acknowledge that Lessor's disapproval of any proposed transfer pursuant to this Paragraph 12.1 will be deemed reasonably withheld if based upon any commercially reasonable nonsubjective factor, including, without limitation, any or all of the following factors: (a) the use of the Premises by the transferee is not permitted by the use provisions in Paragraph 1.8 of this Lease, (b) the transfer would likely result in a significant and inappropriate increase in the use of the parking areas which exceeds its capacity by the transferee's employees or visitors; or
(c) the transferee does not have the financial capability to fulfill the obligations imposed by the transfer and this Lease.

            (d) An assignment or subletting without consent, shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c).

            (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2   Terms and Conditions Applicable to Assignment and Subletting.

            (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

            (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

            (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

            (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

            (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

            (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

           (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. If Lessee's subletting of the Premises provides for the receipt by, on behalf or on account of Lessee of any consideration of any kind whatsoever in excess of the rental and other charges due Lessor under this Lease, Lessee shall pay fifty percent (50%) of said excess to Lessor. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

            (b) in the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

            (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

            (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

            (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  Default; Breach; Remedies.


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     13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) business days following written notice to Lessee.

          (c) The failure of Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days, provided, however, in the event that any provision of this subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

          (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor's refusal to honor the guaranty; or (v) A Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from
Lessee: (i) the unpaid Rent which had been earned at the time of termination;
(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph
13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statue shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor when due as to scheduled payments (such as Base
Rent) or within thirty (30) days following the date on which it was due ???? non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when ???? ???? four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

     13.6 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and

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any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee or Lessor may, at such party's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee or Lessor does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to that portion of the award specifically designated for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  Brokers' Fee.

     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.  Estoppel Certificates.

          (a) Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual members or partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.  Notices.

     23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on


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
the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over with Lessor's consent, then the Base Rent shall be increased to (i) for the first three (3) months of such holdover, one hundred twenty-five percent (125%) of the Base Rent applicable during the month immediately preceding the expiration or termination, and (ii) after such three (3) month period, at one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attornment; Non-Disturbance.

     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or (iii) be bound by prepayment of more than one (1) month's rent.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within a reasonable time, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys' Fees. If any Party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor-; provided, however, that in connection with any assignment or sublease, such costs, expenses and fees shall not exceed Two Thousand Dollars ($2,000.00) in each instance. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party


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
shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.  GUARANTOR.

     37.1 EXECUTION. The Guarantors, if any, shall each execute a guaranty in the form agreed to by the parties.

     37.2 DEFAULT. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide, (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.  OPTIONS.

     39.1 DEFINITION. "Option" shall mean: the right to extend the term of this Lease pursuant to this Paragraph 39.

     39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

     39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     39.4 EFFECT OF DEFAULT ON OPTIONS.
          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
          (c) If a Lessee Breach exists on the date of given written notice to exercise the Option, such notice shall be null and void and have no effect. If a Lessee Breach exists on the date preceding the Commencement Date, respectively, of the first Option Term or the second Option Term, then the representative Option Term shall not commence and the Lease shall expire at the end, respectively, of the original Lease Term or the first Option Term.

     39.5 OPTIONS TO EXTEND.
     (a) Subject to the provisions of this Paragraph 39, Lessee shall have two
(2) options (each, an "Option") to extend the Original Term of this Lease for a period of five (5) years each (each, an "Option Term"), upon all the terms and conditions of this Lease, except that the Base Rent shall be adjusted in the first year of such Option Term to the greater of (a) ninety-five percent (95%) of the "Fair Market Rental Rate" (as defined below) or (b) the previous year's Base Rent in the Original Term or first Option Term, as applicable, and thereafter increased in each successive year of the Option Term by the increase in the C.P.I. (as hereinafter defined), as measured by the C.P.I. for the first month of the Option Term as compared to the first month of the second year of the Option Term (and each succeeding year thereafter.) As used herein, the term "C.P.I." shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles - Long Beach - Anaheim, California (1984=100), "All Items." Each Option to Extend may be exercised, if at all, only in the following manner: (i) Lessee shall deliver written notice to Lessor not more than twenty-four (24) months nor less than eighteen (18) months prior to the expiration of the Original Term or first Option Term, as applicable, stating that Lessee may be interested in exercising its Option to Extend; (ii) Lessor, after receipt of Lessee's interest notice, shall deliver notice (the "Option Rent Notice") to Lessee not less than fifteen (15) months prior to the expiration of the Original Term or first Option Term, as the case may be, setting forth Lessor's determination of the "Fair Market Rental Rate" (as that term is defined below), which may be applicable to the Premises during the applicable Option Term; and (iii) if Lessee wishes to exercise such Option to Extend, Lessee shall, on or before the date occurring twelve (12) months prior to the end of the Original Term or the end of the first Option Term, as applicable, exercise the Option to Extend by delivering written notice thereof (the "Option to Extend Notice") to Lessor. Concurrently with Lessee's delivery of the Option to Extend Notice, Lessee may, at its option, object to Lessor's determination of the Fair Market Rental Rate contained in Lessor's Option Rent Notice, in which case, the parties shall follow the procedure, and the Fair Market Rental Rate shall be determined, as set forth in Paragraph 39.5(b) below. The Base Rent for each Option Term shall be the Fair Market Rental Rate determined as follows, but in no event less than the rental rate in effect in the last month of the Original Term. The term "Fair Market Rental Rate" for the purposes of this Lease shall mean the current annual rental rate being accepted by owners of comparable buildings in South Orange County on a net basis, for a comparable period of time, from non-equity tenants.
     (b) If Lessee timely exercises the applicable Option to Extend, the Original Term of this Lease, or first Option Term, as the case may be, shall be extended by the applicable Option Term, and all the terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect during the applicable Option Term, except that the Base Rent payable during the applicable Option Term shall be as determined pursuant to this Paragraph 39.5. In the event Lessee objects in writing to the Fair Market Rental Rate initially determined by Lessor, Lessor and Lessee shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts. If Lessor and Lessee fail to reach agreement within fifteen (15) days following Lessee's delivery of its written objection (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subparagraphs (i) through (v) below.
          (i) Lessor and Lessee shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Lessor and Lessee do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Lessor and Lessee shall agree upon and jointly appoint, a single arbitrator who shall by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of properties in South Orange County. Neither Lessor nor Lessee shall consult with such broker or appraiser as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Lessor's or Lessee's submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account requirements of this provision regarding same. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines are necessary.
          (ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rental Rate, and shall notify Lessor and Lessee thereof.
          (iii) The decision of the arbitrator shall be binding upon Lessor and Lessee, except as provided below.
          (iv) If Lessor and Lessee fail to agree upon and appoint an arbitrator within ten (10) business days of the exchange and opening of envelopes, then the appointment of the arbitrator shall be made by the Presiding Judge of the Orange County Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties and Lessor and Lessee shall take such actions as necessary to cause such judge to reach a decision within thirty (30) days after the exchange and opening of envelopes.
          (v) The cost of arbitration shall be paid by Lessor and Lessee equally.
     (c) Any exercise by an assignee of Lessee of an Option shall not release Lessee of any obligations under the Lease during the Option Term or alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under the Lease during the Option Term.

40. MULTIPLE BUILDINGS. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other

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(C) 1997 - American Industrial Real Estate Association          FORM STN-6-2/971
security measures, and that Lessor shall have no obligation whatsoever to provide same. Lease assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee, are required in connection with the approval of or construction of the improvements (as defined in Paragraph 2.5), do not impede Lessee's access to and from the Premises, and do not reduce Lessee's parking capacity. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, with thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers
arising out of this Lease / / is   / / is not attached to this Lease.

50. Waiver of Lessor's Lien. All of Lessee's trade fixtures, furnishings and equipment installed in or used by Lessee in the Premises and paid for by Lessee, together with all personal property owned or used by Lessee in the Premises (collectively, "Lessee's Property"), shall not be subject to an lien or claim of ownership by Lessor and may be removed by Lessee from time to time. If reasonably acceptable in form and content to Lessor, Lessor agrees to execute any document reasonably requested from time to time by any supplier, lessor or lender in connection with Lessee's property, pursuant to which Lessor expressly waives any lien Lessor might otherwise have or acquire upon Lessee's Property.

51. Lessee's Financial Statements. (a) Lessee shall deliver to Lessor, as soon as available, but not later than ninety (90) days following the end of its fiscal year, the following financial statements each audited by an independent certified public accounting firm acceptable to Lessor and certified by a senior financial officer of Lessee as true, correct and complete in all material respects as of the end of and for such period and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case in such detail as Lessor may reasonably request and setting forth in comparative form the corresponding figures for the immediately preceding fiscal year of Lessee:

         (i)   a balance sheet of Lessee as of the end of such fiscal year;

         (ii) a statement of income and expenses of Lessee for such fiscal year;

         (iii) a statement of cash flows of Lessee for such fiscal year; and

         (iv) a statement of changes in owner's equity of Lessee for such fiscal year;

     (b) Lessee shall deliver to Lessor, as soon as available, but not later than forty-five (45) days following the end of each of its first three fiscal quarters of each fiscal year, an unaudited copy of each of the foregoing financial statements as of the end of such quarter and certified by a senior financial officer of Lessee as true, correct and complete in all material respects as of the end of and for such period and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case in such detail as Lessor may reasonably request;

     (c) Lessee shall deliver to Lessor, concurrently with the filing thereof, the federal and state tax returns for Lessee.

Any information obtained from Lessee's financial statements shall be confidential and shall not be disclosed other than to carry out the purposes of this Lease; provided, however, Lessor shall incur no liability for the inadvertent disclosure of any such information Lessor may divulge the contents of any financial statements in connection with any financing arrangement or sale of Lessor's interest in the Premises or in connection with any administrative or judicial proceedings.

52. Memorandum of Lease. Upon the Commencement Date, Lessor and Lessee shall execute, acknowledge and deliver to each other, a memorandum of Lease in the form attached hereto as Exhibit "C" and made a part hereof. Such Memorandum of Lease may be recorded by either party, at their sole cost and expense. Lessee shall execute and deliver to Lessor on the expiration or termination of this Lease, immediately upon Lessor's request, in recordable form, a quitclaim deed, to the Premises or such other documentation reasonably requested by Lessor evidencing termination of this Lease.

53. Notice of Sale. Lessor shall provide Lessee with written notice (a "Sale Notice") from time to time when (a) Lessor determines that the Premises will be listed for sale to third parties, or (b) Lessor receives an unsolicited offer to purchase the Premises, provided such offer contains sufficient information as to permit the offer to be evaluated by Lessor. Lessor shall provide the Sale Notice at least ten (10) days prior to listing the Premises for sale as provided in (a) above, and not more than ten (10) days after any definitive unsolicited offer is received as provided in (b) above. The Sale Notice shall generally inform Lessee of the terms of such proposed sale, Lessor shall not be required to give a Sale Notice for any transfer of the Premises to an entity controlled by, controlling or under the common control of, Lessor. Except for the Sale Notice required pursuant to this paragraph 50, Lessor shall be under no obligation to offer, advise, negotiate or consult with Lessee in any manner whatsoever with respect to a sale of the Premises. Lessor and Lessee agree that the requirement for notice pursuant to this paragraph 53 shall never be deemed or construed to constitute an option to purchase, first right of refusal or first right to negotiate.


LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.


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(C) 1997 - American Industrial Real Estate Association     FORM STN-6-2/97E

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.


The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


Executed at:
             -----------------------------------------

on:
    --------------------------------------------------

Metagenics Incorporated, a California corporation
------------------------------------------------------

By:
    --------------------------------------------------

Name Printed:
              ----------------------------------------

Title:
       -----------------------------------------------

By:
    --------------------------------------------------

Name Printed:
              ----------------------------------------

Title:
       -----------------------------------------------

Address:
         ---------------------------------------------


         ---------------------------------------------

Telephone: (       )
           -------------------------------------------

Facsimile: (       )
           -------------------------------------------

Federal ID No.
               ---------------------------------------





Executed at:   Brea, CA
             -----------------------------------------

on:  5/28/98
    --------------------------------------------------

Lowe Enterprises Commercial Group, a
------------------------------------------------------
California corporation
------------------------------------------------------

By:  /s/ Michael W. McNerney
    --------------------------------------------------

Name Printed:  Michael W. McNerney
              ----------------------------------------

Title:   SVP
       -----------------------------------------------

By:
    --------------------------------------------------

Name Printed:
              ----------------------------------------

Title:
       -----------------------------------------------

Address:
         ---------------------------------------------


         ---------------------------------------------

Telephone: (       )
           -------------------------------------------

Facsimile: (       )
           -------------------------------------------

Federal ID No.
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NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616


                                 Page 14 of 14                Initials    MWM
                                    Revised                            ---------

(C) 1997 - American Industrial Real Estate Association

                                  EXHIBIT "A"

                                  VICINITY MAP

                       METAGENICS CORPORATE HEADQUARTERS
                        CITY OF SAN CLEMENTE, CALIFORNIA


                                                                      5/14/98

                                   EXHIBIT "B"

                                   WORK LETTER

     The terms, conditions and covenants made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. If there is any conflict between the Lease and this Work Letter with respect to the construction of the Improvements, then the terms, covenants and conditions of this Work Letter shall control. All capitalized terms used in this Work Letter and not defined herein shall have the meaning ascribed thereto in the Lease to which this Work Letter is annexed. All references to "Days" shall mean calendar days.

                                    ARTICLE I

                              SCOPE OF IMPROVEMENTS

     Lessor and Lessee hereby acknowledge that it is the intent hereof that Lessor construct or cause to be constructed, at Lessor's sole cost and expense, on the Premises a concrete tilt-up building consisting of approximately eighty-eight thousand (88,000) square feet of floor space ("Building") which includes approximately forty-three thousand (43,000) square feet of office space (the "Office Improvements") and appropriate landscaping and parking improvements on the Premises. The Building, Office Improvements and landscaping and parking improvements to be constructed by Lessor are sometimes collectively referred to herein as the "Improvements." The general concept ("Concept") for the Building, the parking spaces and the landscaping associated therewith as well as the Building footprint are as identified on the Site Plan attached to the Lease as Exhibit "A" and by this reference incorporated herein, and the Concept is hereby approved by Lessor and Lessee. The Concept may be modified to meet reasonable requirements imposed by the City of San Clemente in connection with the design and construction of the Improvements or to make other changes as are mutually approved by Lessor and Lessee.

                                   ARTICLE II

                               BASE BUILDING WORK

2.1  Base Building Plans.

     (a) Preliminary Base Building Plans. Prior to execution of this Lease, Lessor and Lessee have approved schematic drawings and outline specifications dated May 14, 1998 ("Preliminary Base Building Plans") for construction of Building, landscaping and parking improvements, which Preliminary Base Building Plans were prepared by GAA Architects ("the Architect").

     (b) Base Building Plans. Within sixty (60) Days after the execution of the Lease, Lessor shall cause the Architect to prepare final plans and specifications for the Building (the "Base Building Plans") which shall (i) constitute a complete set of construction documents necessary for the prosecution of the Base Building Work, (ii) are internally consistent and that each portion thereof complies in all respects with all other portions thereof,

(iii) provide for a Building that will contain approximately ninety thousand (88,000) square feet, such square footage number to be determined by the measurement standard utilized by the Architect and reasonably approved by Lessor and Lessee, (iv) comply with all Applicable Requirements then in effect, and (v) provide all detailed information necessary to obtain a building permit to perform the Base Building Work. Within five (5) Days after Lessee's receipt of the Base Building Plans, Lessee shall approve or disapprove the Base Building Plans. Lessee shall not unreasonably withhold its approval, and any disapproval or requested modification shall be limited to items not contained in the Preliminary Base Building Plans. Should Lessee disapprove the Base Building Plans, such disapproval shall be accompanied by a detailed list of requested modifications. Lessor shall cause the Architect to revise the Base Building Plans to incorporate any such Lessees requested reasonable modifications and submit the revised Base Building Plans to Lessee for Lessee's approval within five (5) Days after Lessor's receipt of Lessee's requested modifications. Lessee shall, within three (3) Days after receipt of the revised Base Building Plans, either approve or disapprove the revised Base Building Plans or notify Lessor of any further corrections or changes still necessary to bring the Base Building Plans into substantial conformity with the approved Preliminary Base Building Plans, which process shall continue until the Base Building Plans are reasonably approved by Lessee and Lessor, which the parties agree they shall use, their best efforts to accomplish on or before July 1, 1998. Failure of Lessee to deliver to Lessor written notice of such corrections or changes within the time specified in this Paragraph 2, shall be conclusively deemed to constitute Lessee's approval of the Base Building Plans. Following such approval of the Base Building Plans, both parties shall endorse such approval thereon for filing purposes, in duplicate.

     (c) "Base Building Work" shall mean all of the work, materials and equipment necessary to (i) construct the Building (including, without limitation, the primary electrical, plumbing, HVAC and other mechanical systems of the Building) on the Land in the location designated on the Site Plan, (ii) construct the parking improvements, including grading, paving and striping for approximately four (4) parking spaces for each one thousand (1,000) rentable square feet of space in the Building, in the locations generally designated on the Site Plan, (iii) perform certain landscaping work, and (iv) connect all utility and sewer services to the Building. "Base Building Work" shall not include the "Tenant Improvement Work."

     (d) Changes. After the parties' approval of the Base Building Plans, Lessor shall not make any changes to the Base Building Plans without the prior written mutual consent of Lessor and Lessee in each instance; provided, however, that Lessor may, without Lessee's consent, make changes to the Base Building Plans, provided such changes (i) are de minimis in nature, (ii) are required by field conditions which were not known by Lessor as of the date of the Lease, or (iii) are required to comply with Applicable Requirements, or any changes thereto.

2.2  Construction of Base Building Work.

     (a) Construction Commencement. Lessor, as a Cost of Construction, shall cause the general contractor selected in the manner described in Section 4.1 of this Work Letter to perform the Base Building Work. Lessor shall commence the Base Building Work promptly after Lessor obtains the necessary permits therefor and shall prosecute the same with diligence and continuity until completion. Lessor shall perform the Base Building Work in accordance with (i) the Base Building Plans, (ii) accepted standard construction practices and (iii) all Applicable Requirements. Notwithstanding the foregoing, Lessor agrees to commence the Base Building Work on or before November 1, 1998, and in the event Lessor fails to commence construction of the Base Building Work on or before November 1, 1998 (subject to Force Majeure Delays, and Tenant Delays), Lessee shall have the right to terminate this Lease by written notice to Lessor, within five (5) Days thereafter; provided, however, if written notice is not received by Lessor within said five (5) Days the right to terminate shall expire. This assumes Lessor shall receive all governmental approvals by August 1, 1998 necessary to commence construction.


     (b) Approvals. Lessor shall, at its sole cost and expense and as part of the Base Building Work, obtain all Approvals from all necessary governmental authorities for the prosecution of the Base Building Work.

2.3  Completion of Base Building Work.

     (a) Substantial Completion. The Base Building Work shall be deemed to be substantially completed ("Base Building Substantial Completion") only when all of the following conditions have been satisfied:

          (1) Lessor shall have substantially completed all of the Base Building Work in accordance with the Base Building Plans, as modified in accordance with Paragraph 2.1(d) above, and all Applicable Requirement, except for minor or insubstantial details of construction and mechanical adjustment (the "Base Building Work Punchlist Items");

          (2) Lessor shall have delivered to Lessee a certificate addressed to Lessee and executed by the Architect, stating (x) that the Base Building Work, has been completed, except for the Base Building Work Punchlist Items and (y) that the Base Building Work has been so completed in accordance with the Base Building Plans, as modified in accordance with Paragraph 2.1(c) above, and all Applicable Requirements.

          (3) Lessor shall have delivered to Lessee all governmental certificates, permits, approvals and sign-offs necessary to evidence that the Base Building Work has been completed in accordance with all Applicable Requirements;

          (4) Lessor shall have given Lessee written notice that the conditions set forth in clauses (1), (2), and (3), above have been satisfied.

                                   ARTICLE III
                             TENANT IMPROVEMENT WORK

3.1  Tenant Improvement Plans.

     (a) Preliminary Tenant Improvement Plan. Within sixty (60) Days after the execution of the Lease, Lessor shall provide Lessee (i) a detailed space plan for the Premises, prepared by the Architect for the Tenant Improvement Work, which includes interior partitions, ceilings, interior finishes, interior doors, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other reasonable special requirements ("Preliminary Tenant Improvement Plan"), and (ii) an estimate, prepared by Lessor, of the cost for which Lessor will complete or cause to be completed the Tenant Improvement Work ("Preliminary Tenant Improvement Cost Estimate"). Lessee shall approve or disapprove the Preliminary Tenant Improvement Plan and the Preliminary Tenant Improvement Cost Estimate by signing copies of each and delivering same to Lessor within five (5) Days of its receipt by Lessee. If Lessee disapproves any matter, Lessee shall specify in detail the reasons for disapproval and Lessor shall modify the Preliminary Tenant Improvement Plan and the Preliminary Tenant Improvement Cost Estimate to incorporate Lessee's suggested revisions in a mutually satisfactory manner and submit the revised Preliminary Tenant Improvement Plan and the Preliminary Tenant Improvement Cost Estimate to Lessee for Lessee's reasonable approval. Lessee shall within three (3) Days after receipt of the revised Preliminary Tenant Improvement Plan and the Preliminary Tenant Improvement Cost Estimate, either approve the revised Preliminary Tenant Improvement Plan and Preliminary Tenant Improvement Cost Estimate or notify Lessor of any corrections or changes still necessary, which process shall continue until the Preliminary Tenant Improvement Plan and the Preliminary Tenant Improvement Cost Estimate are reasonably approved by Lessee. Failure to deliver to Lessor written notice of such corrections or changes within said time periods, as applicable, shall be conclusively deemed to constitute Lessee's approval of the Preliminary Tenant Improvement Plan and Preliminary Tenant Improvement Cost Estimate.

     (b) Lessee Information. Within five (5) Days of Lessee's approval of the Preliminary Tenant Improvement Plan and Preliminary Tenant Improvement Cost Estimate, Lessee shall provide in writing to Lessor and the Architect all specifications and information requested by Lessor for the preparation of final construction documents and costing, including, without limitation, Lessee's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Lessee's equipment to be installed in the Premises, and such other information reasonably required from Lessee by Lessor.

     (c) Tenant Improvement Plans. Within sixty (60) Days after Lessee's approval of the Preliminary Tenant Improvement Plan and Preliminary Tenant Improvement Cost Estimate and delivery of the specifications and information described in subparagraph 3.1(b) above, the Architect and engineers shall prepare and deliver to Lessee working drawings and specifications (the "Tenant Improvement Plans"), and Lessor's contractor shall prepare a final construction cost estimate ("Tenant Improvement Cost Estimate") for the Tenant

Improvement Work in conformity with the Tenant Improvement Plans. Lessee shall have three (3) Days from the receipt thereof to approve or disapprove the Tenant Improvement Plans and the Tenant Improvement Cost Estimate. Lessee shall not unreasonably withhold or delay its approval, and any disapproval or requested modification shall be limited to items not contained in the approved Preliminary Tenant Improvement Plan or Preliminary Tenant Improvement Cost Estimate. Should Lessee disapprove the Tenant Improvement Plans and the Tenant Improvement Cost Estimate, such disapproval shall be accompanied by a detailed list of requested modifications. Lessee shall within three (3) Days after receipt of the revised Tenant Improvement Plan approve or disapprove the revised Tenant Improvement Plans or notify Lessor of any further corrections or changes still necessary to bring the Tenant Improvement Plans into substantial conformity with the approved Preliminary Tenant Improvement Plan which process shall continue until the Tenant Improvement Plans and Tenant Improvement Cost Estimate are reasonable approved by Lessee. Failure of Lessee to approve or disapprove the Tenant Improvement Plans or the Tenant Improvement Cost Estimate within the time specified in this Paragraph 3 shall be conclusively deemed to constitute Lessee's approval of the Tenant Improvement Plans or the Tenant Improvement Cost Estimate as applicable.

     (d) "Tenant Improvement Work" shall include all work, materials and equipment that are necessary to prepare the Premises for Lessee's occupancy per a mutually approved Preliminary Tenant Improvement Plan, other than the Tenant Improvement Work.

     (e) Changes. After the parties' approval of the Tenant Improvement Plans, Lessor shall not make any changes to the Tenant Improvement Plans without the prior written consent of Lessor and Lessee in each instance; provided, however, that Lessor may, without Lessee's consent, make changes to the Tenant Improvement Plans, provided such changes (i) are de minimis in nature, (ii) are required by field conditions which were not known by Lessor as of the date of the Lease, or (iii) are required to comply with Applicable Requirements, or any changes thereto.

3.2  Construction of Tenant Improvement Work.

     (a) Construction Commencement. Lessor shall cause the general contractor selected in the manner described in Section 4.1 of this Work Letter to perform the Tenant Improvement Work in accordance with (i) the Tenant Improvement Plans approved by both Lessor and Lessee, (ii) accepted standard construction practices, and (iii) all Applicable Requirements then in effect.

     (b) Approvals. Lessor shall as part of the Tenant Improvement Work obtain all Approvals from all necessary governmental authorities for the prosecution of the Tenant Improvement Work.

3.3  Completion of Tenant Improvement Work.

     (a) Substantial Completion. The Tenant Improvement Work shall be deemed to be substantially completed ("Tenant Improvement Substantial Completion") only when all of the following conditions have been satisfied.

          (1) Lessor shall have substantially completed all of the Tenant Improvement Work in accordance with the Tenant Improvement Plans, as modified in accordance with Paragraph 3.1 (e) above, and all Applicable Requirements then in effect, except for minor or insubstantial details of construction and mechanical adjustment (the "Tenant Improvement Work Punchlist Items");

          (2) Lessor shall have delivered to Lessee a certificate, addressed to Lessee and executed by the Architect, stating (x) that the Tenant Improvement Work has been completed, except for the Tenant Improvement Work Punchlist Items and (y) that the Tenant Improvement Work has been so completed in accordance with the Tenant Improvement Plans as modified in accordance with Paragraph 3.1(e) above and all Applicable Requirements;

          (3) Lessor shall have delivered to Lessee all governmental certificates, permits, approvals and sign-offs necessary to evidence that the Tenant Improvement Work has been completed in accordance with all Applicable Requirements;

          (4) Lessor shall have given Lessee written notice that the conditions set forth in clauses (1), (2) and (3) above have been satisfied.

     (b) "As-Built" Plans. Within sixty (60) Days after the Tenant Improvement Work is substantially completed, Lessor shall deliver to Lessee four (4) copies of "as-built" drawings and plans for the Tenant Improvement Work showing all changes made during the course of performing the Tenant Improvement Work.



                                   ARTICLE IV

                              COST OF CONSTRUCTION

4.1 Competitive Bidding. All of the Base Building Work and the Tenant Improvement Work shall be performed by a general contractor selected by Lessor in accordance with the procedures and requirements set forth in this Work Letter. Lessor shall cause at least three (3) qualified general contractors selected by Lessor and reasonably approved by Lessee to competitively bid the Base Building Work and the Tenant Improvement Work. Lessee may notify Lessor of the designation of one (1) licensed, responsible (financially and otherwise) and qualified commercial general contractor, which general contractor may, subject to Lessor's reasonable approval of such contractor, participate in said competitive bid process. All bids must be complete and for the same work to ensure a valid comparison. Copies of all bids shall be delivered or made available to Lessee.

4.2 Guaranteed Maximum Price Contract. Lessor shall execute a "lump sum" or "guaranteed maximum price" contract with the general contractor selected by Lessor in the amount of the lowest qualified bid for the Base Building Work and the Tenant Improvement Work.

4.3 Cost of Construction. For purposes of determining the Base Rent, the "Cost of Construction" shall mean all costs of Lessor in completing the Base Building Work and the Tenant Improvement Work, including, but not limited to, the following: (a) land, pre-development (b) off-sites, (c) core and shell, (d) lobby, (e) tenant improvements, (f) drive-in cooler, (g) trash compactor/baler,
(h) on-sites, (i) parking, (j) landscape (k) general conditions, (l) general contractor fee, (m) architecture and engineering, (n) bonds, city fees and permits, (o) legal, title & survey, (p) testing and inspection, (q) insurance,
(r) construction management fees and overhead, (s) development fees and overhead, (t) property taxes and association fees, and (u) financing costs which includes 1.25% of Cost of Construction to cover fees, points, and other finance related costs and nine percent (9%) interest calculated monthly on the Cost of Construction, assuming all Costs of Construction incurred during the month and outstanding as of the fifteenth of the month. All construction management and development fees and overhead to be paid to Lowe Enterprises Commercial Group shall be in accordance with the memorandum of understanding dated February 4, 1998.


                                    ARTICLE V
                            LESSEE INSPECTION RIGHTS

5.1 Lessee's Inspection Rights, Subject to and in accordance with the provisions of this Article V, Lessee and its employees and agents shall have access to the Building from time to time during the prosecution of the Base Building Work and the Tenant Improvement Work in order to inspect the same; provided that Lessee shall comply with all reasonable rules and regulations of Lessor and the general contractor regarding access to the construction site.

5.2 Project Meetings. From and after the date hereof, Lessor shall conduct regularly scheduled project meeting to discuss the performance and progress of the Base Building Work and the Tenant Improvement Work; Lessee shall be given reasonable advance notice of each such meeting and Lessee and its employees and agents shall have the right to attend such meetings. Lessee shall receive a copy of the minutes of all project meetings, which minutes Lessor shall cause to be prepared. Lessor shall (i) keep Lessee apprised of the progress of the Base Building Work and the Tenant Improvement Work, (ii) promptly notify Lessee of any actual or anticipated delays, and (iii) promptly notify Lessee of any problems or anticipated problems with respect to the Base Building Work and the Tenant Improvement Work or any portion thereof.

5.3 Construction Management. Lessor shall be responsible for all phases of management of construction of the Improvements. Lessor shall maintain at its offices for inspection by Lessee and its employees and agents during business hours one record copy of (i) the Base Building Plans and the Tenant Improvement Plans, together with all field notes and changes of Lessor's contractor marked on said plans during the course of construction, (ii) the Work Schedule, any progress schedules prepared by any subcontractor, and all updates, supplements and amendments thereto; (iii) specifications and samples prepared in connection with the Base Building Work and the Tenant Improvement Work; and (iv) all drawings, diagrams, schedules, brochures and other data or information specially prepared for or otherwise provided in connection with the Base Building Work and the Tenant Improvement Work to illustrate some portion of the Base Building Work and the Tenant Improvement Work or any product, material or system to be installed or utilized in connection therewith. All of the foregoing shall be maintained in good order and marked currently to record all changes made during the prosecution of the Base Building Work and the Tenant Improvement Work.

5.4 Project Schedule. Attached hereto as Attachment "A" is a schedule (the "Project Schedule") setting forth an estimated timetable for the planning and completion of the installation of the Improvements to be constructed on the Premises in accordance with the terms of this Work Letter. The Project Schedule shall be revised and updated periodically by mutual approval of Lessor and Lessee to reflect revisions in the timetable for the completion of the improvements.

                                   ARTICLE VI
                          CORRECTING BASE BUILDING AND
                             TENANT IMPROVEMENT WORK
                       PUNCHLIST ITEMS AND DEFECTIVE WORK

6.1 Punchlist Work. Within thirty (30) Days after substantial completion of the Base Building Work and the Tenant Improvement Work, Lessor shall install, complete, repair or otherwise remedy all such Punchlist Work unless the Punchlist Work is of such a nature that the same cannot be connected within said thirty (30) day period, then Lessor will commence the Punchlist Work within five
(5) Days after its receipt of such notice and proceed diligently and in good faith to complete the Punchlist Work.

6.2 Equipment Warranty. Lessor warrants that for equipment furnished and/or installed but not manufactured by Lessor, Lessor, on or prior to the Commencement Date, shall (i) obtain from the manufacturer thereof the manufacturer's standard warranty and (ii) (A) if such warranty shall be assignable to Lessee, assign such warranty to Lessee, and agree to cooperate with Lessee's efforts to enforce such warranty, pursuant to an instrument reasonably satisfactory to Lessee and (B) if such warranty shall not be assignable to Lessee, extend to Lessee the same warranty terms and conditions which Lessor receives from the manufacturer of said equipment pursuant to an instrument reasonably satisfactory to Lessee.

                                   ARTICLE VII
                                    INSURANCE

7.1 Construction Insurance. Throughout the prosecution of the Base Building Work and the Tenant Improvement Work, Lessor, at its expense and as a Cost of Construction, shall carry, or cause to be carried the following:

     (a) Workers, Compensation Insurance with coverage applicable in the State of California with limits in accordance with the statutory requirements of the State of California.

     (b) Broad Form Comprehensive General Liability Insurance (including Contractor's Protective Liability) with a minimum combined aggregate total limit of liability of Two Million Dollars ($2,000,000.00). The Comprehensive General Liability Insurance shall provide for explosion, collapse and underground coverage.

     (c) Complete Value Builder's Risk Material Damage Insurance Coverage. Lessor shall provide an "All Physical Loss" Builder's Risk Insurance policy with regard to construction of the Base Building Work and the Tenant Improvement Work. The policy shall include as named insureds Lessor, Lessee, Lessor's contractors, and Lessor's lender (if any), agents, architects, representatives, management agents and contractors, as their interests may appear. The amount of insurance to be provided shall be one hundred percent (100%) of the replacement cost of the Base Building Work and the Tenant Improvement Work.

All such insurance shall name Lessee as an additional insured and shall insure Lessor's contractor against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomsoever belonging, and arising from its operations under the contract and whether such operations are performed by Lessor's contractor, subcontractors or any of their sub-subcontractors, or by anyone directly or indirectly employed by any of them. Lessor shall require its general contractor, and, if commercially reasonable, its subcontractors or any of their sub-subcontractors, to carry the coverages described in Paragraphs 7.1(a) and
(b) above throughout the prosecution of the Base Building Work and the Tenant Improvement Work. Lessee acknowledges and agrees that Lessor's general contractor's insurance coverages shall be written as primary policies, non-contributing with or in excess of any insurance coverage which Lessor carries.

                                  ARTICLE VIII
                                  LATE DELIVERY

8.1  Late Delivery.

     (a) Subject to Force Majeure Delays and Tenant Delays, Lessor shall endeavor to substantially complete the Improvements by March 31, 1999 ( the "Target Date").

This assumes Lessor shall receive all governmental approvals by August 1, 1998 which are necessary to commence construction.

     (b) Subject to Force Majeure Delays and Tenant Delays, in the event that the date of Substantial Completion of the Improvements has not occurred by May 31, 1999 (the "First Outside Date"), Landlord shall pay monthly to Lessee, commencing on the First Outside Date and continuing until the earlier of (i) the date of Substantial Completion of the Improvements, and (ii) July 31, 1999 (the "Holdover Period"), an amount equal to Two Thousand Dollars ($2,000) per Day.

     (c) Subject to Force Majeure Delays and Tenant Delays, in the event that the date of Substantial Completion of the Improvements has not occurred by August 1, 1999 (the "Second Outside Date"), then (i) Landlord shall pay monthly to Lessee, commencing on the Second Outside Date and continuing until the earlier of (i) the date of Substantial Completion of the Improvements and (ii) August 31, 1999 (the "Second Holdover Period"), an amount equal to Three Thousand Dollars ($3,000) per Day.

     (d) Subject to Force Majeure Delays and Tenant Delays, in the event that the date of Substantial Completion of the Improvements has not occurred by September 1, 1999 (the "Third Outside Date"), then (i) Landlord shall pay monthly to Lessee, commencing on the Third Outside Date and continuing until the earlier of (i) the date of Substantial Completion of the Improvements and (ii) September 30, 1999 (the "Third Holdover Period"), an amount equal to Four Thousand Dollars ($4,000) per Day.

     (e) Subject to Force Majeure Delays and Tenant Delays, in the event that the date of Substantial Completion of the Improvements as described herein has not occurred by October 1, 1999 (the "Final Outside Date"), then this Lease shall terminate, at the option of Lessee, as of the Final Outside Date, and the parties shall be released from any further obligations hereunder to the extent such obligations accrue from and after the Final Outside Date. Except as expressly provided in this Subparagraph 8.1, Lessor shall not be liable for any damages suffered by Lessee as a result of Lessor's failure to Substantially Complete the Improvements by any of the delivery dates hereinabove described.

8.2 Tenant Delays. The following shall constitute a "Tenant Delay": any actual delay in the Substantial Completion of the Improvements as described herein resulting from (a) materials and supplies necessary to perform the Improvements to the extent they are not normal or not typical of general office purposes or are not readily available in the Southern California area at the time of installation; (b) laborers and artisans necessary for the installation of the Improvements to the extent they are not normal or not typical for general office purposes or are not readily available in the United States for shipment to Southern California in which the Improvements are to be performed; (c) Lessee's request for changes to the Improvements where not required by Applicable Law for general office use; (d) Lessee's interfering with or delaying the processing of the Base Building Plans or Tenant Improvement Plans or the completion of the Base Building or Tenant Improvements; (e) Lessee's delaying the preparation or approval of the Base Building or Tenant Improvement Plans for any reason whatsoever other than Lessor's default under this Lease or as otherwise provided for in this Work Letter; (f) any actions of Lessee, or inaction by Lessee, or Lessee's agents, contractors or employees which delays Lessor in completing the Base Building shown on the Base Building Plans or the Tenant Improvements shown on the Tenant Improvement Plans; or (g) Lessee's, or Lessee's agent's, contractor's, or employee's negligence or willful misconduct.

8.3 Force Majeure Delay. The term "Force Majeure Delay" as used in this Work Letter (as opposed to the Force Majeure definition in the Lease) shall mean any delay in the completion of the Base Building or Tenant Improvements which results directly from causes beyond the reasonable control of Lessor or Lessee, or either of their respective agents, employees or contractors. These causes shall include for purposes of example only, strikes, fire, earthquakes, adverse weather conditions, riots, civil unrest and disturbances including governmental delays encountered by Lessor in connection with the issuance of all necessary permits, certificates and approvals required as a condition to Lessor's construction and/or completion of the Improvements, or Lessee's occupancy of the Premises or any portion thereof. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage.

                                   ARTICLE IX
                                EARLY POSSESSION

     Lessor shall permit Lessee and its agents to enter the Premises at least thirty (30) Days prior to the projected date for Substantial Completion of the Tenant Improvements in order that Lessee may perform any work to be performed by Lessee hereunder through its own contractors (which work may include, but not be limited to, the installation of furniture, fixtures, equipment, computers and network systems), subject to Lessor's reasonable prior written approval, and in a manner and upon terms and conditions and at times satisfactory to Lessor. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Lessee's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Lessor. If at any time that entry shall cause disharmony or interfere with the work being performed by Lessor, this license may be withdrawn by Lessor upon twenty-four (24) hours written notice to Lessee. That license is further conditioned upon the compliance by Lessee's contractors with all rules and requirements imposed by Lessor on third party contractors, including, without limitation, the maintenance by Lessee and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Lessor, with certificates of such insurance being furnished to Lessor prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease, including any insurance and indemnity obligations, except as to the covenants to pay rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Lessee, the same being solely at Lessee's risk unless such injury, loss or damage is caused by the gross negligence or willful misconduct of Lessor, its contractor, agents or employees.

                   [Lowe Enterprises/Metagenics Development
                         Milestone & Activities Chart]

                                   EXHIBIT "C"

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:





Attn:



                                        space above line for recorder's use only






                               MEMORANDUM OF LEASE



                  THIS MEMORANDUM OF LEASE is made effective as of            ,
19   , by and among                , a                        ("Landlord"), and
Metagenics Incorporated, a California corporation ("Tenant"), who agree as follows:

     1. Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord upon and subject to the terms of that certain unrecorded Lease, dated
as of May       , 1998 (the "Lease") all of Landlord's right, title and interest in and to that certain real property situated in the County of Orange, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by reference, commonly known as
                                         . The terms and provisions of the Lease
are incorporated into this Memorandum of Lease by this reference as though fully set forth herein.

     2. Initial Term. The initial term of the Lease will commence on ("Commencement Date"), and will expire ten (10) years thereafter.

     3. Option Terms. Landlord has granted to Tenant two successive options to extend the term of the Lease by five years each.

     4. No Modification. This Memorandum of Lease has been executed for purposes of recordation only and shall not modify the terms and provisions of the Lease in any manner.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

  "LANDLORD"                                                  "TENANT"

                                                     METAGENICS INCORPORATED,
                                                     a California corporation



By:                                                   By:
  Print Name:                                           Print Name:
  Its:                                                  Its:

STATE OF CALIFORNIA     )
                        )ss.
COUNTY OF               )

On May         , 1998, before me,                          , a notary public in
and for said State, personally appeared                              personally
known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


  WITNESS my hand and official seal.



  Signature                                                 [SEAL]




STATE OF CALIFORNIA     )
                        )ss.
COUNTY OF               )

On May         , 1998, before me,                          , a notary public in
and for said State, personally appeared                              personally
known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


  WITNESS my hand and official seal.



  Signature                                                 [SEAL]

                                    Exhibit A


All those plots, pieces and parcels of land situate, lying or being in the County of Orange, State of California, more particularly described as follows:

     LOT 4 OF TRACT 12125, IN THE CITY OF SAN CLEMENTE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP RECORDED IN BOOK 541, PAGES 1 THROUGH 8 INCLUSIVE OF MISCELLANEOUS MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA, AS CORRECTED BY THAT CERTAIN CERTIFICATE OF CORRECTION RECORDED NOVEMBER 13, 1985 AS INSTRUMENT NO. 85-458677 AND MAY 3,1988 AS INSTRUMENT NO. 88-204245, BOTH OF OFFICIAL RECORDS OF SAID ORANGE COUNTY.

     EXCEPTING THEREFROM ONE-HALF OF ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES AND MINERALS, AS RESERVED BY CLARENCE C. REED AND MARGARET V. REED IN DEED RECORDED MAY 3,1951 IN BOOK 2183, PAGE 579 OF OFFICIAL RECORDS.

     ALSO EXCEPTING THEREFROM ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING THAT MAY BE WITHIN OR UNDER THE PROPERTY, TOGETHER WITH THE PERPETUAL RIGHTS OF DRILLING, MINING EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM THE PROPERTY OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THE PROPERTY, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE PROPERTY, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMIT THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE OR OPERATE THROUGH THE SURFACE OR THE UPPER FIVE HUNDRED (500) FEET OF THE SUBSURFACE OF THE PROPERTY, AS RESERVED BY WESTERN PROPERTIES SERVICE CORPORATION IN DEED RECORDED DECEMBER 21, 1988 AS INSTRUMENT NO. 88-666748 OF OFFICIAL RECORDS.

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease ("First Amendment") dated as of July 28, 1998, is entered into by and between Lowe Enterprises Commercial Group, a California corporation ("Lessor") and Metagenics Incorporated, a California corporation ("Lessee").

                                    RECITALS

     WHEREAS, Lessor and Lessee have entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "Lease") dated as of the 27th day of May, 1998 for a building consisting of approximately Eighty-eight thousand (88,000) rentable square feet to be constructed on land located on the northeast corner of Avenida Pico and Avenida La Pata, San Clemente, CA (the "Premises"); and

     WHEREAS, Lessor and Lessee desire to amend the Lease as particularly set forth herein.

     NOW, THEREFORE, in reliance upon the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree and hereby amend the Lease as follows:

                                   AGREEMENT

     1. Definitions. All capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

     2. Paragraph 1.3 Term is hereby amended by deleting "ten (10) years" where it appears and inserting in lieu thereof "twelve (12) years".

     3. Paragraph 1.5 Base Rent is hereby amended by deleting subsection (b) "Rental Increase" and inserting the following in lieu thereof: "(b)"Rental Increase." The Base Rent shall be increased by three and one-half percent (3.5%), and increases in Base Rent shall occur on each anniversary of the Commencement Date throughout the Original Term."

     4. Paragraph 1.6 Base Rent Paid Upon Execution is hereby amended by deleting the stated amount of "seventy-four thousand six hundred dollars ($74,600.00)" and inserting in lieu thereof "seventy-four thousand nine hundred seventy dollars ($74,970.00)".

     5. Paragraph 4.3 Additional Rent is hereby amended by adding the following: "Notwithstanding the foregoing, Lessor shall have the option, upon not less than ten (10) days prior written notice to Lessee, to require Lessee to directly pay to the applicable payee Real Property Taxes pursuant to Paragraph 10.2 of the Lease, insurance premiums pursuant to Paragraph 8.1 of the Lease and operating expenses pursuant to Paragraph 7.2 of the Lease. If such payments are made directly by Lessee, Lessee shall deliver to Lessor evidence of payment of Real Estate Taxes within thirty (30) days after the due date thereof, evidence of payment of insurance premiums at least thirty (30) days prior to the expiration date of each policy together with a copy of each such policy and, if requested by Lessee, evidence of payment of operating expenses within thirty
(30) days after such request".

               6. Paragraph 7.2 Lessor's Obligations is hereby amended by adding thereto the following sentence after the second sentence which ends with the phrase "pursuant to Paragraph 1.3 hereof": "Notwithstanding the foregoing, Lessor shall have the right, upon not less than ten (10) days prior written notice to Lessee, to require Lessee to maintain those elements of the Premises for which Lessee is obligated to reimburse Lessor under the terms of the foregoing sentence".

               7. Paragraph 14 Condemnation is hereby amended by deleting the following sentence: "All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor."

               8. Section 4.3 of Exhibit B Work Letter is hereby amended by adding thereto the following sentence: "Lessee shall sign a certification on a monthly basis acknowledging the Cost of Construction to date."

               9. Section 4.3 clause (u) of Exhibit B Work Letter is hereby amended by deleting "nine percent (9%) interest" where it appears and inserting in lieu thereof "construction rent equal to nine percent (9%) ("Lessee Construction Rent")."

               10. A new subsection (c) is hereby added to Section 3.3 as follows:

                    (a) Lessee's Obligation to Take Possession. Upon Substantial Completion of the Tenant Improvements, Lessee agrees to promptly take possession of the Premises and to occupy the same pursuant to the Lease.

               11.  The following is hereby added to Section 31 to the Lease:

          Tenant hereby acknowledges and agrees that the Premises may be annexed to the Rancho San Clemente Business Park and, in such event, the Premises shall be subject to the Master Declaration of Covenants, Conditions, Restrictions and Reservation of Easements for Rancho San Clemente Business Park, as amended (the "Declaration"), and Tenant shall perform and comply with the covenants set forth therein.

               12. Except as expressly modified herein, the Lease shall remain unmodified and in full force and effect. In the event a conflict exists between the terms and conditions of this

Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall control.

     IN WITNESS WHEREOF, Lessor and Lessee have entered into this Amendment as of this date set forth above.


LESSOR:                                 LESSEE:

Date:        July 28         , 1998     Date:          7/28          , 1998
     ------------------------                ------------------------

LOWE ENTERPRISES COMMERCIAL             METAGENICS INCORPORATED, a
GROUP, a California corporation         California corporation

By:  /s/ Stan Wendzel                   By:    /s/ Jerry H. Morey
   --------------------------------        --------------------------------
Name: Stan M. Wendzel                   Name:    Jerry H. Morey
Its: Vice President                          ------------------------------
                                        Its: CFO, Treasurer & Secretary
                                            -------------------------------

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Its:
                                            -------------------------------

                       ASSIGNMENT AND ASSUMPTION OF LEASE


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into as of the 28th day of July, 1998, by and between LOWE ENTERPRISES COMMERCIAL GROUP, INC., a California corporation having an address 145 S. State College Boulevard, Suite 145, Brea, California 92821 ("Assignor"), and META
(CA) QRS 14-6, INC., a Delaware corporation having an address c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, Second Floor, New York, New York 10020 ("Assignee").

                             W I T N E S S E T H :

     WHEREAS, Assignor has this day conveyed to Assignee certain real property situate in Orange County, California, more particularly described on Schedule A attached hereto and made a part hereof, together with all improvements thereon (the "Real Property");

     WHEREAS, the Real Property is subject to a certain Lease Agreement, dated May 27, 1998, as amended by First Amendment to Lease dated July 28, 1998, between Assignor and Metagenics Incorporated, a California corporation (the "Lease"); and

     WHEREAS, in conjunction with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to the Lease to Assignee, and Assignee has agreed to assume and perform certain of Assignor's liabilities and obligations arising under the Lease on and after the date hereof, all in accordance with this Assignment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

     1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title and interest as landlord or lessor in and to the Lease and all of the rights, benefits and privileges of the landlord or lessor thereunder, including without limitation all of Assignor's right, title and interest in and to all security deposits and rentals thereunder.

     2. Representations and Warranties. Assignor hereby represents and warrants that it has not (a) sold, assigned or otherwise transferred its interest in the Lease, (b) granted any other party any right or option to acquire the Real Property, (c) amended, modified, supplemented or terminated the Lease or (d) given or received any notice of default under the Lease.

     3. Indemnity by Assignor. Assignor hereby agrees to indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys' fees and costs) arising out of (a) any obligation or liability of the landlord or lessor under the Lease which was to be performed or which became due during the period in which Assignor owned the Real Property, or (b) any obligations or liability of landlord or lessor under the Lease arising after the date hereof relating to acts or omissions occurring during the period Assignor owned the Real Property or which relate to the obligations of Assignor under that certain Construction Management Agreement of even date herewith between Assignor and Assignee.

     4. Assumption. Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Paragraph 1 above for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

     5. Indemnity by Assignee. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys' fees) arising out of Assignee's failure to perform any obligation or liability of the landlord or lessor under the Lease which is assumed by Assignee hereunder. Assignee shall be released from its obligations under this Paragraph 4 on the date Assignee conveys the Real Property to another party and such other party assumes the obligations of Assignee as landlord under the Lease.

     6. Further Assurances. Assignor covenants with Assignee that it will execute or procure any additional documents necessary to establish the rights of Assignee hereunder.

     7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.


                                        LOWE ENTERPRISES COMMERCIAL
                                        GROUP, a California corporation

                                        By:   /s/ Stan M. Wendzel
                                           ----------------------------

                                        Title: Vice President
                                              -------------------------


                                        META (CA) QRS 14-6, INC.,
                                        a Delaware corporation

                                        By:   [Illegible Signature]
                                           ----------------------------

                                        Title: First Vice President
                                              -------------------------


                                      -2-